SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission (as permitted by Rule 14A-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

ISTA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]   No fee required

[   ]   Fee computed on table below per Exchange Act Rules 14A-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:

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ISTA PHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held November 11, 2002

To the Stockholders:

      A Special Meeting of Stockholders of ISTA PHARMACEUTICALS, INC., a Delaware corporation, will be held on Monday, November 11, 2002 at 10:00 a.m. local time, at our headquarters located at 15279 Alton Parkway #100, Irvine, California 92618. The purpose of the Special Meeting is to obtain approval for the following proposals:

1. The terms of the private placement of $40 million of our common stock at a price of $0.38 per share and warrants exercisable for $6 million of common stock to investors at a price of $0.38 per share;

2. The full conversion of promissory notes issued in our bridge financing to investors for shares of our common stock;

3. An amendment to our current amended and restated certificate of incorporation to effect a reverse split of our common stock of not less than 1-for-7 and not more than 1-for-10, with our board of directors having the authority to determine which, if any, of these reverse stock splits to effect within those parameters;

4. An amendment to our current amended and restated certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting;

5. An increase in the number of shares reserved for issuance pursuant to our 2000 Stock Plan by a total of 25 million shares; and

6. Such other business as may properly come before the meeting, including any adjournment or postponement thereof.

      Our board of directors recommends that you vote in favor of the foregoing items of business which are more fully described in the proxy statement accompanying this notice.

      Only stockholders of record at the close of business on September 13, 2002 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors

Vicente Anido, Jr., Ph.D.
Chief Executive Officer, President and Director

Irvine, California

October 12, 2002

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

QUESTIONS AND ANSWERS

      Although we encourage you to read the enclosed proxy statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this proxy statement, we refer to ISTA Pharmaceuticals, Inc. as “ISTA,” “we,” “our,” and “us.”

Q.	WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A.	We are seeking approval of five proposals:

•	Proposal One relates to a private placement to investors of $40 million of our common stock at a price of $0.38 per share and issuance of warrants exercisable for $6 million of our common stock at a price of $0.38 per share, in transactions referred to throughout this proxy statement as the PIPE Financing.

•	Proposals Two and Three relate to actions that we have agreed to take as conditions to consummating the PIPE Financing. We have specifically agreed to seek stockholder approval:

•	to permit the holders of secured promissory notes issued in a bridge financing consummated on September 19, 2002, referred to throughout the proxy statement as the Bridge Financing, to fully convert the notes for shares of our common stock; and

•	to approve an amendment to our current amended and restated certificate of incorporation to effect a reverse split of our common stock of not less than 1-for-7 and not more than 1-for-10, with our board of directors having the authority to determine which, if any, of these reverse stock splits to effect within those parameters.

•	Proposals Four and Five relate to actions for which we have agreed to solicit stockholder approval in connection with the PIPE Financing. We have specifically agreed to seek stockholder approval:

•	to approve an amendment to our current amended and restated certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting; and

•	to approve an amendment to our 2000 Stock Plan to increase the total number of shares reserved for issuance under the 2000 Stock Plan by 25 million shares (before giving effect to the proposed reverse stock split).

Q.	HOW IS THE PIPE FINANCING STRUCTURED?

A.	On September 19, 2002, we entered into a common stock and warrant purchase agreement with the investors. Under that purchase agreement, we agreed to sell to the investors, and they agreed to purchase from us, 105,263,151 shares of common stock (before giving effect to the proposed reverse stock split) for an aggregate purchase price of $40 million at a per share purchase price of $0.38, and warrants exercisable for up to $6 million (15,789,466 shares before giving effect to the proposed reverse stock split) of common stock at a purchase price of $0.38 per share, if certain conditions are met, including the following:

•	Stockholder approval of Proposals One, Two and Three.

•	Two nominees of the Sprout Group (one of the investors), one nominee of Sanderling Venture Partners (another of the investors), and one nominee of Investor Growth Capital (another of the investors) are appointed to the board of directors, such that when the PIPE Financing is consummated, the board of directors is composed of four designees of the investors, two current directors, and three vacancies.

•	We have not undergone a material adverse effect to our business, properties, assets, liabilities, operations, or results of operation, according to standards set forth in the purchase document governing the PIPE Financing.

The number of shares of common stock issued in the PIPE Financing (and issuable upon exercise of warrants issued as part of the PIPE Financing) will be subject to proportional adjustment for any changes to our capital structure, including the reverse stock split set forth in Proposal Three, but the aggregate

i

purchase price will remain at $40 million. The investors may decide to consummate the PIPE Financing even if the conditions set forth above are not met.

Q.	WHY IS ISTA SEEKING STOCKHOLDER APPROVAL FOR THE PIPE FINANCING?

A.	We are subject to the Nasdaq stock market rules because our common stock is listed on the Nasdaq National Market. These rules require stockholder approval for any issuance of stock which either is deemed to involve a change in control (based on certain criteria and presumptions established by Nasdaq) or is deemed to be at a price that is less than the greater of book or market value. The PIPE Financing could be considered a change of control of ISTA as defined under the Nasdaq stock market rules. Upon consummation of the PIPE Financing, and assuming exercise in full of the warrants issued as part of the PIPE Financing, and full conversion of the promissory notes and exercise of the warrants issued in the Bridge Financing, The Sprout Group would beneficially own approximately 34.2%, Investor Growth Capital would beneficially own approximately 26.2%, and Sanderling Venture Partners would beneficially own approximately 20.8% (including shares beneficially owned by Robert McNeil, one of our directors) and other investors in the PIPE Financing would beneficially own approximately 9%, respectively, of the shares outstanding after consummation of the PIPE Financing (based on 16,892,636 shares outstanding as of September 13, 2002 and including shares beneficially owned by the investors on September 13, 2002). In addition, The Spout Group will have the right to nominate two members to our board of directors, and Sanderling and Investor Growth Capital will each have the right to nominate one member to our board such that, upon consummation of the PIPE Financing, the board will consist of three vacancies, two current directors and the investors’ four nominees.

Q.	WHY IS THE PIPE FINANCING BEING DONE?

A.	During the past year, our management and board of directors recognized our need for additional working capital. Accordingly, in January 2002, we engaged an investment bank to help us identify different financing alternatives. Starting in May 2002, the Company and the bank also explored strategic alternatives, including a potential sale of ISTA. In July 2002, we formalized the engagement with the investment bank to explore strategic alternatives.

In July 2002, after several months of exploring various financing and strategic alternatives, we entered into negotiations with The Sprout Group with respect to a proposed cash tender offer for all of our outstanding common stock, at a proposed price per share substantially higher than $0.38 per share. After several weeks of negotiations and due diligence investigations during July and August 2002, and before definitive agreements could be finalized, ISTA and The Sprout Group recognized that significant obstacles to reaching a definitive agreement, including price per share and deal protection, could not be resolved. Negotiations regarding the proposed tender offer broke off soon thereafter and were mutually terminated in late August 2002.

As a condition to negotiations, we agreed to negotiate exclusively with The Sprout Group during a limited portion of August 2002. As our cash continued to diminish and the tender offer negotiations stalled, we refused to further extend the exclusive negotiation period with The Sprout Group and we began negotiating on a non-exclusive basis with investors led by Sanderling Venture Partners, an entity affiliated with Robert NcNeil, one of our directors, to provide bridge financing to us and a larger equity financing. The bridge financing was intended to provide sufficient working capital to allow us to consummate a larger equity offering at a later date. Shortly after the tender offer negotiations terminated, The Sprout Group and Investor Growth Capital expressed interest in participating in any equity financing of ISTA and any associated bridge financing.

While continuing to explore other financial and strategic alternatives, we continued to extensively negotiate the terms of the bridge financing and the larger equity financing, including price and other terms. On September 11, 2002, a majority of our board of directors approved the terms of the Bridge Financing and PIPE Financing. Dr. McNeil abstained from this board action due to his interest in the transactions. Between September 11 and September 19, 2002, we continued to negotiate the terms of the definitive agreements. On September 19, 2002, we entered into a note and warrant purchase agreement, providing for the Bridge Financing, with investors including Sanderling Venture Partners, The Sprout

Group, and Investor Growth Capital and other investors. Pursuant to the Bridge Financing, we issued to the investors senior secured convertible promissory notes with an aggregate principal amount of $4 million and warrants exercisable for $1 million of common stock at an exercise price of $0.38 per share. On the same date, we entered into a common stock and warrant purchase agreement providing for the PIPE Financing with the same investors, as well as a number of their affiliates. Pursuant to the PIPE Financing we agreed to sell to these investors common stock for an aggregate purchase price of $40 million at a per share price of $0.38 and warrants exercisable for $6 million of common stock at an exercise price of $0.38 per share on the terms set forth more fully below.

Q.	WHY IS ISTA SEEKING STOCKHOLDER APPROVAL FOR PROPOSALS TWO AND THREE?

A.	Under the purchase agreement that governs the terms of the PIPE Financing, the investors will not be obligated to consummate the PIPE Financing unless stockholder approval is received for Proposals Two and Three. The investors in the PIPE Financing seek stockholder approval for Proposals Two and Three for the following reasons:

•	The investors require us to seek stockholder approval of Proposal Two because, as is the case with the shares to be issued in the PIPE Financing, under applicable Nasdaq stock market rules, the shares of common stock issuable upon conversion of the promissory notes and exercise of the warrants issued in the Bridge Financing, when added to the shares issued in the PIPE Financing and issuable upon exercise of the warrants issued as part of the PIPE Financing (and total holdings and shares beneficially owned by the investors as of September 13, 2002), would equal approximately 90.1% of ISTA’s outstanding stock (based on 16,892,636 shares outstanding as of September 13, 2002), and could thus require stockholder approval under one or more Nasdaq rules, as discussed above.

•	The investors require us to seek stockholder approval of Proposal Three because the reverse stock split is expected to have the effect, at least in the short term, of increasing the minimum bid price of our common stock, which was at $0.29 per share as of September 13, 2002. If we are unable to maintain a $1.00 minimum bid price on our common stock, our common stock will be delisted from the Nasdaq National Market. If our common stock were delisted from the Nasdaq National Market, trading in our common stock could decrease substantially, or cease altogether, the market price of the common stock may decline further, potentially to zero, and our stockholders could lose some or all of their investment. Furthermore, without the reverse stock split, we will not have enough shares authorized under our current amended and restated certificate of incorporation to issue to the investors in the PIPE Financing.

Q.	WHY IS ISTA SEEKING STOCKHOLDER APPROVAL FOR PROPOSALS FOUR AND FIVE?

A.	Under the purchase agreement that governs the terms of the PIPE Financing, we have agreed to solicit stockholder approval for Proposals Four and Five. The investors in the PIPE Financing have asked us to seek stockholder approval for Proposals Four and Five for the following reasons:

•	The investors have asked us to seek stockholder approval of Proposal Four because our current amended and restated certificate of incorporation does not permit stockholders to act by written consent in lieu of a meeting. As a public company, convening stockholder meetings is an expensive and time-consuming process. Since the investors in the PIPE Financing will in the aggregate beneficially own or have holdings totalling 90.1% of our outstanding common stock upon consummation of the PIPE Financing and conversion in full of all convertible securities held by them, and a small number of stockholders will therefore be able to approve matters requiring stockholder approval, the investors believe that approving corporate action by written consent may, at times, be preferable to holding a special meeting.

•	The investors have asked us to seek stockholder approval of Proposal Five to permit us to grant significantly greater numbers of options to our current and future employees, directors, officers, and consultants.

Q.	WHAT IF PROPOSALS ONE, TWO, THREE, FOUR, OR FIVE ARE NOT APPROVED?

A.	If any of Proposals One, Two or Three do not receive stockholder approval, the investors will not be obligated to purchase the shares of common stock in the PIPE Financing, and we will not be obligated to sell the shares. In that case, the investors have the option of consummating the PIPE Financing and purchasing shares of common stock even if any of these Proposals are not approved by the stockholders, up to the number of shares of common stock as is permitted under applicable Nasdaq stock market rules, or as permitted by the Nasdaq stock market upon request by ISTA. There is no guarantee, however, that the Nasdaq stock market would grant such permission, or that the investors would purchase any shares of common stock if stockholder approval is not received for Proposals One, Two or Three.

You should consider the fact that our current liquidity and capital resources are limited, and the promissory notes issued under the Bridge Financing mature on December 31, 2002. If we do not receive the additional $40 million in the PIPE Financing, it is likely that we will immediately cease our research and development programs, and we may not be able to repay the notes when they become due, which would enable the investors in the Bridge Financing to exercise their rights and remedies as secured creditors, including foreclosing on substantially all of our personal property, including our intellectual property. Our inability to obtain additional funding through the PIPE Financing ultimately may require us to cease operations and would also likely cause us to explore liquidation alternatives, including the initiation of bankruptcy proceedings.

If Proposal Four is not approved, there will be no effect on any party’s obligation to consummate the PIPE Financing.

If Proposal Five is not approved, there will be no effect on any party’s obligation to consummate the PIPE Financing, but our ability to attract and retain highly qualified technical and other key personnel may be impaired.

ISTA PHARMACEUTICALS, INC.

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS
November 11, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the board of directors of ISTA Pharmaceuticals, Inc. for use at a Special Meeting of Stockholders to be held Monday, November 11, 2002 at 10:00 a.m. local time, or at any postponement or adjournment thereof, referred to throughout this proxy statement as the Special Meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at our headquarters located at 15279 Alton Parkway #100, Irvine, California 92618. The telephone number at that location is (949) 788-6000.

      These proxy solicitation materials were first mailed on or about October 12, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

      Stockholders of record at the close of business on September 13, 2002, the record date, are entitled to notice of and to vote at the Special Meeting. On September 13, 2002, approximately 16,892,636 shares of our common stock were issued and outstanding and held of record by approximately 207 stockholders. The closing price of our common stock on September 13, 2002 as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $0.29 per share.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

•	delivering to Vicente Anido, Jr., Ph.D. (Attention: Inspector of Elections for ISTA Pharmaceuticals):

•	a written notice of revocation, or

•	a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share held as of the record date.

      The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We have retained Mellon Investor Services as proxy solicitors and expect to pay approximately $9,500 for this service. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

      Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present.

      The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      The Delaware Supreme Court has held that, while broker non-votes (that is, votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted “FOR” Proposals One, Two, Three, Four, and Five, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders that are intended to be presented by such stockholders at our 2003 Annual Meeting must be received by us no later than January 8, 2003 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock as of September 13, 2002, by:

•	each of our directors,

•	all individuals who have served as our chief executive officer during our last completed fiscal year ended December 31, 2001,

•	our four most highly compensated executives other than the chief executive officer who were serving as executive officers as of December 31, 2001,

•	one individual who would have been one of our four most highly compensated executive officers as of December 31, 2001, but for the fact that he was not serving as one of our executive officers as of the end of the last completed fiscal year,

•	all of our directors and executive officers as a group, and

•	each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

      Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each stockholder listed in the following table is c/o ISTA Pharmaceuticals, Inc., 15279 Alton Parkway #100, Irvine, California 92618.

	Number of Shares	Approximate
Name of Beneficial Owner	Beneficially Owned	Percent Owned(1)

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Vicente Anido, Jr., Ph.D.	0	*
Jeffrey L. Edwards(2)	1,309,780	7.8%
George M. Lasezkay, Pharm.D.(3)	1,562	*
Benjamin F. McGraw III, Pharm.D.(4)	38,228	*
Robert G. McNeil, Ph.D.(5)	627,063	3.7%
John H. Parrish(6)	334,272	2.0%
Wayne I. Roe(7)	81,191	*
William S. Craig, Ph.D.(8)	57,204	*
Edward H. Danse(9)	462,592	2.7%
Marvin J. Garrett(10)	147,234	*
Lisa R. Grillone, Ph.D.(11)	73,621	*
J. C. MacRae(12)	221,653	1.3%
Thomas Mitro	0	*
All directors and executive officers as a group (15 persons)	3,330,135	18.3%
5% STOCKHOLDERS
Allergan Pharmaceuticals (Ireland) Ltd., Inc.(13)	1,309,780	7.8%
Gund Investment Corporation(14)	1,459,657	8.6%
Otsuka Pharmaceuticals Co., Ltd.(15)	845,665	5.0%
T. Rowe Price Associates, Inc.(16)	1,250,000	7.4%

*	Less than 1% of the outstanding shares of common stock.

(1)	Applicable percentage ownership is based on 16,892,636 shares of common stock outstanding as of September 13, 2002, the record date for the Special Meeting, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. This table does not includes beneficial ownership of shares of common stock issuable upon conversion of promissory notes and exercise of warrants issued in the Bridge Financing, as those notes and warrants were issued on September 19, 2002, after the record date, and are thus not eligible to vote at the Special Meeting. This table also does not include the beneficial ownership that the investors in the PIPE Financing, including entities affiliated with Robert McNeil, one of our directors, have over shares held by our directors and 5% stockholders to the extent that such persons or entities have entered into voting agreements with the investors agreeing to vote those shares in favor of the proposals set forth in this proxy statement.

(2)	Consists of shares owned by Allergan Pharmaceuticals (Ireland) Ltd., Inc., with which Mr. Edwards is affiliated. Allergan has entered into a voting agreement with the investors to the PIPE Financing agreeing to vote its shares in favor of the proposals set forth in this proxy statement. Information based on Schedule 13G filed by Allergan Pharmaceuticals (Ireland) Ltd., Inc. with the SEC on September 5, 2000. Mr. Edwards disclaims beneficial ownership of these shares. Mr. Edwards’ business address is c/o Allergan Pharmaceuticals (Ireland) Ltd., Inc., 2525 Dupont Drive, Irvine, California 92612.

(3)	Consists of 1,562 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options.

(4)	Consists of 38,228 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options.

(5)	Includes 29,491 shares owned by Sanderling IV Biomedical, L.P., 75,755 shares owned by Sanderling Venture Partners IV, L.P., 52,222 shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P., 283,560 shares owned by Robert McNeil c/o Sanderling Ventures, 41,278 shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P., 60,986 shares owned by the John T. Parrish & Robert G. McNeil Joint Tenancy Trust and 46,191 shares owned by Sanderling Management Company F/B/O McNeil. Also includes 37,580 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options. Dr. McNeil shares voting and investment power over all these shares and disclaims beneficial ownership except to the extent of his proportional interest therein. Dr. McNeil and the entities affiliated with him have entered into voting agreements with the investors to the PIPE Financing agreeing to vote their shares in favor of the proposals set forth in this proxy statement. Dr. McNeil’s business address is c/o Sanderling Venture Partners, 400 South El Camino Real, Suite 1200, San Mateo, California 94402.

(6)	Includes 18,518 shares owned by Christine Parrish and 28,394 shares owned by Cynthia E. Parrish, Mr. Parrish’s daughters, 60,986 shares owned by the John T. Parrish & Robert G. McNeil Joint Tenancy Trust and 34,072 shares owned by the Parrish Family Trust of which Mr. Parrish serves as a trustee. Also includes 192,302 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options. Mr. Parrish’s address is 1246 Virginia Way, La Jolla, California 92037.

(7)	Consists of 81,191 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options.

(8)	Consists of 57,204 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options.

(9)	Consists of 462,592 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options. Mr. Danse’s employment as our chief executive officer terminated on December 19, 2001.

(10)	Consists of 147,234 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options.

(11)	Consists of 73,621 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options.

(12)	Consists of 221,653 shares issuable within 60 days of September 13, 2002 upon exercise of outstanding options. Mr. MacRae’s employment as our chief financial officer and chief operating officer terminated on June 15, 2002.

(13)	Information based on Schedule 13G filed by Allergan Pharmaceuticals (Ireland) Ltd., Inc. with the SEC on September 5, 2000. Allergan has entered into a voting agreement with the investors to the PIPE Financing agreeing to vote its shares in favor of the proposals set forth in this proxy statement. The address of Allergan Pharmaceuticals (Ireland) Ltd., Inc. is 2525 Dupont Drive, Irvine, California 92612.

(14)	Information based on voting agreements entered into by entities affiliated with Gund Investment Corporation with the investors in the PIPE Financing, in which such affiliates agreed to vote their shares in favor of the proposals set forth in this proxy statement. The address of these entities affiliated with Gund Investment Corporation is c/o Gund Investment Corporation, 14 Nassau Street, Princeton, NJ 08542.

(15)	Information based on Schedule 13G filed by Otsuka Pharmaceutical Co., Ltd. with the SEC on February 12, 2002. The address for Otsuka Pharmaceutical Co., Ltd. is 2-9 Kanda Tsukasa-cho, Chiyoda-ku, Tokyo, 101-8535, Japan.

(16)	Information based on Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 5, 2002. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

PROPOSAL NUMBER ONE

APPROVAL OF TERMS OF PIPE FINANCING

Background of the PIPE Financing

      During the past year, our management and board of directors recognized our need for additional working capital. Accordingly, in January 2002, we engaged an investment bank to help us identify different financing alternatives. Starting in May 2002, the Company and the bank also explored strategic alternatives, including a potential sale of ISTA. In July 2002, we formalized the engagement with the investment bank to explore strategic alternatives.

      In July 2002, after several months of exploring various financing and strategic alternatives, we entered into negotiations with The Sprout Group with respect to a proposed cash tender offer for all of our outstanding common stock, at a proposed price per share substantially higher than $0.38 per share. After several weeks of negotiations and due diligence investigations during July and August 2002, and before definitive agreements could be finalized, ISTA and The Sprout Group recognized that significant obstacles to reaching a definitive agreement, including price per share and deal protection, could not be resolved. Negotiations regarding the proposed tender offer broke off soon thereafter and were mutually terminated in late August 2002.

      As a condition to negotiations, we agreed to negotiate exclusively with The Sprout Group during a limited portion of August 2002. As our cash continued to diminish and the tender offer negotiations stalled, we refused to further extend the exclusive negotiation period with The Sprout Group and we began negotiating on a non-exclusive basis with investors led by Sanderling Venture Partners, an entity affiliated with Robert NcNeil, one of our directors, to provide bridge financing to us and a larger equity financing. The bridge financing was intended to provide sufficient working capital to allow us to consummate a larger equity offering at a later date. Shortly after the tender offer negotiations terminated, The Sprout Group and Investor Growth Capital expressed interest in participating in any equity financing of ISTA and any associated bridge financing.

      While continuing to explore other financial and strategic alternatives, we continued to extensively negotiate the terms of the bridge financing and the larger equity financing, including price and other terms. On September 11, 2002, a majority of our board of directors approved the terms of the Bridge Financing and PIPE Financing. Dr. McNeil abstained from this board action due to his interest in the transactions. Between September 11 and September 19, 2002, we continued to negotiate the terms of the definitive agreements. On September 19, 2002, we entered into a note and warrant purchase agreement, providing for the Bridge Financing, with investors including Sanderling Venture Partners, The Sprout Group, and Investor Growth Capital and other investors. Pursuant to the Bridge Financing, we issued to the investors senior secured convertible promissory notes with an aggregate principal amount of $4 million and warrants exercisable for $1 million of common stock at an exercise price of $0.38 per share. On the same date, we entered into a common stock and warrant purchase agreement providing for the PIPE Financing with the same investors, as well as a number of their affiliates. Pursuant to the PIPE Financing we agreed to sell to these investors common stock for an aggregate purchase price of $40 million at a per share price of $0.38 and warrants exercisable for $6 million of common stock at an exercise price of $0.38 per share on the terms set forth more fully below.

Terms of the PIPE Financing

      The stockholders are being asked to approve the private issuance and sale by ISTA of 105,263,151 shares (before giving effect to the proposed reverse stock split) of its common stock at $0.38 per share for an aggregate purchase price of $40 million and warrants exercisable for 15,789,466 shares (before giving effect to the proposed reverse stock split) of common stock with an aggregate exercise price of $6 million to investors on the terms and conditions outlined below. This sale of common stock and warrants is intended to be exempt from the registration requirements of the Securities and Exchange of 1933 Act, as amended, and we expect to rely upon the Regulation D “safe harbor” provisions. This private placement, referred to as the PIPE

Financing throughout this proxy statement, is subject to the fulfillment of certain conditions. The major terms of the PIPE Financing are set forth below:

•	Number of Shares and Purchase Price of Common Stock and Warrants to be Issued. The amount of capital to be raised pursuant to the sale of common stock in the PIPE Financing is $40 million. The shares of common stock issued upon consummation of the PIPE Financing will be sold at a per share price of $0.38.

In addition, we will issue to the investors in the PIPE Financing warrants exercisable for $6 million of common stock at a purchase price of $0.38 per share. The number of shares issued upon consummation of the PIPE Financing and the number of shares issuable upon exercise of the warrants issued in the PIPE Financing, as well as the applicable purchase price, is subject to proportional adjustment for changes in our capital structure, including the reverse stock split set forth under Proposal Three.

•	Lock-Up Agreements. We have agreed to enter into agreements with each of our officers and directors, and holders of more than 5% of our outstanding stock (including shares issuable upon conversion of convertible securities), so that those stockholders will not sell or otherwise transfer or dispose of their ownership interests in ISTA for a period of 180 days after the consummation of the PIPE Financing.

•	Registration Obligations. By no later than the earlier to occur of 15 days after the agreement to consummate the PIPE Financing is terminated or 60 days before expiration of the lock-up agreements entered into at the consummation of the PIPE Financing, we are required, at our expense, to file with the Securities and Exchange Commission a registration statement registering the resale of the shares of common stock issuable upon conversion of the promissory notes and exercise of the warrants issued in the Bridge Financing. We are required to maintain the effectiveness of this registration statement until the earlier of (a) the date that all of those shares are resold, or (b) the date that is the later of (i) the date that none of the investors are affiliates of ISTA or (ii) the second anniversary of the consummation of the PIPE Financing.

We are also required, at our expense, no later than 60 days before expiration of the lock-up agreements entered into at the consummation of the PIPE Financing, to file with the Securities and Exchange Commission a registration statement registering the resale of the shares of common stock issued to the investors in the PIPE Financing and issuable upon exercise of the warrants also issued in the PIPE Financing. We are required to maintain the effectiveness of this registration statement until the earlier of (a) the date that all of those shares are resold, or (b) the date that is the later of (i) the date that none of the investors are affiliates of ISTA or (ii) the second anniversary of the consummation of the PIPE Financing.

•	Right to Appoint Directors. The Sprout Group will have the right to appoint two directors, Sanderling will have the right to appoint one director and Investor Growth Capital will have the right to appoint one director to our board of directors, and upon consummation of the PIPE Financing, we have also agreed that there will be three additional vacancies on the board of directors, such that the board of directors will be composed at that time of two nominees of the Sprout Group, one nominee of Sanderling and one nominee of Investor Growth Capital, three vacancies, and two current directors. After consummation of the PIPE Financing, The Sprout Group will continue to have the right to designate two members to the board of directors if it holds at least 11 million shares, or one member if it holds at least 5.5 million shares. Each of Investor Growth Capital Limited and Sanderling Venture Partners will continue to have the right to designate one member to the board of directors if it holds at least 5.5 million shares.

•	Indemnification of Investors. We have agreed to enter into indemnification agreements with the investors in the PIPE Financing, as well as their designees to the board of directors. We have also agreed to add the investors’ designees to the board of directors to our current directors and officers liability insurance policy.

•	Amendment to Our Bylaws. We have agreed to amend our current amended and restated bylaws to create a nominating committee, compensation committee, and audit committee, and to limit our ability to undertake certain enumerated corporate actions without the approval of a majority of the total number of directors then in office.

•	Non-Solicitation. We have agreed to greatly limit our ability to solicit, engage in, or otherwise take any action to facilitate or encourage any discussions with a third party to acquire ISTA or make a significant investment in ISTA during the pendency of the PIPE Financing.

•	Stockholders’ Meeting. We have agreed to convene the Special Meeting, and our board of directors has agreed, subject to its fiduciary obligations under applicable law, to recommend that the stockholders approve Proposals One, Two, Three, Four, and Five.

•	Purchase in the Event of No Stockholder Approval. If our stockholders do not approve any of Proposals One, Two, or Three, the investors have the option of purchasing from us, and we would be obligated to sell to them, the maximum number of shares of common stock permitted under the rules of the Nasdaq stock market (including in such calculation the shares issuable upon conversion of promissory notes and exercise of warrants issued in the Bridge Financing).

Conditions to Consummating the PIPE Financing

      Under the terms of the purchase agreement that governs the PIPE Financing, the investors’ obligation to consummate the PIPE Financing is subject to meeting the conditions enumerated in the purchase agreement, including the following major conditions:

•	Our stockholders have approved this Proposal One, as well as Proposals Two and Three.

•	Two designees of the Sprout Group, one designee of Inventor Growth Capital and one designee of Sanderling are appointed to the board of directors, effective as of the consummation of the PIPE Financing, such that when the PIPE Financing is consummated, the board of directors is composed of two designees of The Sprout Group, one designee of Inventor Growth Capital and one designee of Sanderling, two current directors, and three vacancies.

•	A material adverse effect has not occurred to our business, properties, assets, liabilities, operations, or results of operation, according to standards set forth in the purchase document governing the PIPE Financing.

Stockholder Approval and Potential Change of Control

      We are required to seek stockholder approval for this Proposal One because our common stock is listed on the Nasdaq National Market, and as a result, we are subject to the Nasdaq stock market rules. These rules require stockholder approval for any issuance of stock which either is deemed to involve a change in control (based on certain criteria and presumptions established by Nasdaq) or is deemed to be at a price that is less than the greater of book or market value. The PIPE Financing could be considered a change of control of ISTA as defined under the Nasdaq stock market rules. Upon consummation of the PIPE Financing, and assuming exercise in full of the warrants issued as part of the PIPE Financing, and full conversion of the promissory notes and exercise of the warrants issued in the Bridge Financing, The Sprout Group would beneficially own approximately 34.2%, Investor Growth Capital would beneficially own approximately 26.2%, and Sanderling Venture Partners would beneficially own approximately 20.8% (including shares beneficially owned by Robert McNeil, one of our directors) and other investors in the PIPE Financing would beneficially own approximately 9%, respectively, of the shares outstanding after consummation of the PIPE Financing (based on 16,892,636 shares outstanding as of September 13, 2002 and including shares beneficially owned by the investors on September 13, 2002). In addition, The Spout Group will have the right to nominate two members to our board of directors, and Sanderling and Investor Growth Capital will each have the right to nominate one member to our board such that, upon consummation of the PIPE Financing, the board will consist of three vacancies, two current directors and the investors’ four nominees.

Use of Proceeds

      We intend to use the proceeds of the PIPE Financing to fund additional clinical trials and for general corporate purposes.

Dilutive Effect

      The PIPE Financing will have a dilutive effect on current stockholders in that the percentage ownership of current stockholders will decline as a result of the PIPE Financing. The number of shares issued pursuant to the PIPE Financing will increase substantially the number of shares of common stock currently outstanding. This means that our current stockholders will own a small interest in ISTA as a result of the PIPE Financing.

      For purposes of example only, a stockholder who owned 10% of our outstanding stock as of September 13, 2002, would own just 1.1% of the shares outstanding immediately after the PIPE Financing (assuming the investors exercised in full the warrants issued in the PIPE Financing, and fully converted the promissory notes and exercised warrants issued to them in the Bridge Financing).

Interest of Certain Persons in the PIPE Financing

      In consideration of the recommendations of our board of directors with respect to the PIPE Financing and the other proposals in this proxy statement, you should be aware of the interest of one of our directors in the PIPE Financing. In the Bridge Financing, we issued convertible promissory notes having an aggregate principal amount of $1.7 million and warrants to purchase an aggregate of $425,000 of our common stock to entities affiliated with Sanderling Venture Partners, an entity over which Robert G. McNeil, a member of our board of directors, shares voting and dispositive power. Dr. McNeil beneficially owned, immediately prior to the Bridge Financing, 627,063 shares, or approximately 3.7% of our outstanding shares. Upon full conversion of the promissory notes and exercise of the warrants, Dr. McNeil would beneficially own, after taking into account shares beneficially owned by him prior to the Bridge Financing, approximately 6,219,168 shares, or 27.6% of the shares then outstanding. These entities affiliated with Dr. McNeil are entitled to purchase $8.3 million of common stock in the PIPE Financing, and warrants exercisable for $1,245,000 of common stock at a purchase price of $0.38, which would increase his beneficial ownership in ISTA to a total of 31,337,589 shares of common stock, which would be approximately 20.8% of the shares outstanding after consummation of the PIPE Financing (assuming exercise in full of all warrants issued in the PIPE Financing, as well as full conversion of all promissory notes and exercise of warrants issued in the Bridge Financing).

Voting Agreements

      The investors in the PIPE Financing, including entities affiliated with Dr. McNeil, have entered into voting agreements with certain of our directors and stockholders, pursuant to which those directors and stockholders have agreed to vote 3,231,506 shares, equal to 19.1% of the shares outstanding as of the record date to the Special Meeting, in favor of the proposals set forth in this proxy statement.

Advantages and Disadvantages of the PIPE Financing

      Advantages

      Before voting, each stockholder should consider the fact that the PIPE Financing will provide additional funding which will be critically important to our efforts to continue operations and to commercialize our lead product candidate, Vitrase®, as well as the other products currently under development. We have never generated positive cash flows from operations. Our current liquidity and capital resources are limited, and the promissory notes issued under the Bridge Financing mature on December 31, 2002. If we do not receive the additional $40 million in the PIPE Financing, it is likely that we will immediately cease our research and development programs, and we may not be able to repay the notes when they become due, which would enable the investors in the Bridge Financing to exercise their rights and remedies as secured creditors, including foreclosing upon substantially all of our personal property, including our intellectual property. Our inability to obtain additional funding through the PIPE Financing ultimately may require us to cease operations and would also likely cause us to explore liquidation alternatives, including the initiation of bankruptcy proceedings.

Disadvantages

      Before voting, each stockholder should also consider the following disadvantages of the PIPE Financing:

•	The investors in the PIPE Financing, in the aggregate, will control a total of up to approximately 90.1% of our voting power, and certain of the investors, in the aggregate, will have the right to nominate a total of four directors to our board of directors. The Sprout Group, Investor Growth Capital and Sanderling Venture Partners would beneficially own approximately 34.2%, 26.2%, and 20.7% of the shares then outstanding, respectively, assuming exercise in full of the warrants issued in the PIPE Financing and full conversion of the promissory notes and exercise of warrants issued in the Bridge Financing, and would have the right to nominate two, one and one directors, respectively.

•	The percentage ownership of our common stock by existing stockholders will decline drastically, and the investors, if they were to act in concert, would be able to direct our actions after the PIPE Financing.

•	We will face restrictions on certain types of corporate actions that we can take without the approval of a majority of our directors then in office.

•	Although the investors have not indicated any present intent to do so, if they were to act in concert after consummation of the PIPE Financing, they could subsequently cause us to consummate a series of transactions (including a short form merger) without convening a meeting of stockholders whereby the investors could force all stockholders other than the investors to take cash in exchange for their shares in ISTA, because the investors and their respective affiliates would beneficially own or have holdings totaling approximately 90.1% of our outstanding shares after consummation of the PIPE Financing, full exercise of warrants issued in the PIPE Financing, and full conversion of promissory notes and exercise of warrants issued to them in the Bridge Financing.

      We are requesting in this Proposal One that the stockholders approve the terms of the PIPE Financing as described above, including the issuance of shares of common stock for an aggregate purchase price of $40 million at a per share purchase price of $0.38 and warrants exercisable for $6 million of common stock at an exercise price of $0.38 per share.

Vote Required

      The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the terms of the PIPE Financing, including the issuance of shares of common stock for an aggregate purchase price of $40 million at a per share purchase price of $0.38 and warrants exercisable for $6 million of common stock at an exercise price of $0.38 per share.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF ISTA RECOMMENDS A VOTE “FOR” APPROVAL OF THE TERMS OF THE PIPE FINANCING, INCLUDING THE ISSUANCE OF SHARES OF COMMON STOCK FOR AN AGGREGATE PURCHASE PRICE OF $40 MILLION AT A PER SHARE PURCHASE PRICE OF $0.38 AND WARRANTS EXERCISABLE FOR $6 MILLION OF COMMON STOCK AT AN EXERCISE PRICE OF $0.38 PER SHARE.

PROPOSAL NUMBER TWO

APPROVAL OF ISSUANCE OF COMMON STOCK UPON FULL CONVERSION OF

PROMISSORY NOTES ISSUED IN BRIDGE FINANCING

Background of the Bridge Financing

      As discussed more fully under Proposal One of this proxy statement, on September 19, 2002, we entered into a note and warrant purchase agreement, providing for the terms of the Bridge Financing, with investors including Sanderling Venture Partners, The Sprout Group, and Investor Growth Capital. Under the terms of the Bridge Financing, we issued to the investors senior secured convertible promissory notes with an aggregate principal amount of $4 million and warrants exercisable for $1 million of common stock at an exercise price of $0.38 per share. The promissory notes have a maturity date of December 31, 2002, bear interest at a rate of 8% per annum and are secured by substantially all of our personal property, including intellectual property. The proceeds of the Bridge Financing are intended to fund our operations during the pendency of the PIPE Financing.

      The $4 million principal amount and accrued interest under the promissory notes are convertible for shares of common stock at the rate of $0.38 per share. The conversion price for the notes and exercise price for the warrants are subject to adjustment as provided in those instruments, including the reverse stock split under Proposal Three. Prior to the earlier of the date that our stockholders approve this Proposal Two and November 18, 2002, the investors can convert the promissory notes into that number of shares that when taken together with the number of shares issued or issuable upon exercise of the warrants does not exceed 19.9% of the shares outstanding as of the consummation of the Bridge Financing. Therefore, the investors have conditioned their obligation to consummate the PIPE Financing on receiving stockholder approval for this Proposal Two to permit them to fully convert the promissory notes issued in the Bridge Financing.

      If the stockholders do not approve this Proposal Two at the Special Meeting on or prior to November 18, 2002, the investors can convert the promissory notes and exercise the warrants issued in the Bridge Financing, when taken in combination with shares and warrants issued in the PIPE Financing, up to the maximum number of shares of common stock permitted under the applicable rules of the Nasdaq stock market.

Dilutive Effect

      Without stockholder approval (or an exemption from the stockholder approval requirements under Nasdaq rules), the terms of the Bridge Financing permit the investors to convert promissory notes and exercise warrants issued in the Bridge Financing for up to 3,361,634 shares of common stock, equal to 19.9% of the shares outstanding immediately prior to consummation of the Bridge Financing (or 16.6% of the shares outstanding immediately after such conversion and exercise). Full conversion of the promissory notes and exercise of the warrants issued in the Bridge Financing after stockholder approval of this Proposal Two would have a greater dilutive effect on current stockholders. If all of the investors were to fully convert their promissory notes and exercise the warrants issued in the Bridge Financing, they would receive, in the aggregate a total of approximately 13,157,894 shares (plus shares issued upon conversion of accrued and unpaid interest), equal to approximately 43.8% of the shares outstanding immediately after such conversion and exercise. For purposes of example only, a stockholder who owned 10% of our common stock on September 13, 2002, would own approximately 5.6% of the shares outstanding immediately after such conversion and exercise.

Advantages and Disadvantages of Approving this Proposal Two

Advantages

      Before voting, each stockholder should consider the fact that if this Proposal Two is approved, one of the contingencies of the PIPE Financing will be satisfied, and the PIPE Financing, and the advantages and disadvantages of the PIPE Financing, as set forth in Proposal Number One, are therefore more likely to occur.

      Furthermore, if stockholders approve this Proposal Two, we would be able to retain more cash for our business and operations by not having to pay out the principal amounts and interest due on unconverted promissory notes.

     Disadvantages

      The percentage ownership of our common stock by existing stockholders will decline.

Vote Required

      The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the issuance of shares of common stock upon full conversion of the promissory notes issued in the Bridge Financing.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF ISTA RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON FULL CONVERSION OF THE PROMISSORY NOTES ISSUED IN THE BRIDGE FINANCING.

PROPOSAL NUMBER THREE

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO

EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

      This proposal, if ratified, will approve an amendment to our current amended and restated certificate of incorporation for the purpose of effecting a reverse stock split of our outstanding common stock of not less than 1-for-7 and not more than 1-for-10, with our board of directors having the authority to determine which, if any, of these reverse stock splits to effectuate within the foregoing parameters.

Introduction and Board Recommendation

      Our board of directors has determined that it would be advisable to obtain the approval of the stockholders for a reverse stock split that would reduce the number of shares of our outstanding common stock in order to increase the trading price of our common stock on the Nasdaq National Market. The board of directors proposes this action because the trading price of shares of our common stock has declined below $1.00 and the failure to increase the trading price above $1.00 will result in delisting of our common stock from The Nasdaq National Market, which our board of directors believes could harm our stockholders by reducing the marketability and the liquidity of their shares. If a reverse stock split were to be implemented, the number of shares of our common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

      Our board of directors also believes that it would be advisable to obtain the approval of stockholders for a reverse stock split because without a reverse stock split, we will not have enough shares of common stock authorized under our current amended and restated certificate of incorporation to issue to the investors in the PIPE Financing. If a reverse stock split were to be implemented, the number of shares of stock issuable upon consummation of the PIPE Financing (and issuable upon exercise of the warrants issued in the PIPE Financing and conversion of the promissory notes and exercise of the warrants issued in the Bridge Financing) would be proportionately reduced to a number that would be within the number of shares of common stock currently authorized under our amended and restated certificate of incorporation.

      By obtaining stockholder approval of a reverse stock split at the Special Meeting, we will also have met one of the conditions to consummating the PIPE Financing, discussed under Proposal One of this proxy statement. The reverse stock split would be effected by filing a restated certificate of incorporation, substantially in the form attached as Annex A, prior to the consummation of the PIPE Financing. Our board of directors will decide on the exact ratio of the reverse stock split based on factors such as prevailing market conditions, prevailing trading prices of our common stock on the Nasdaq National Market and the steps that we will need to take in order to achieve compliance with the trading price requirements and other listing regulations of the Nasdaq stock market.

      Accordingly, the board of directors is asking that the stockholders approve a range of reverse stock splits of not less than 1-for-7 and not more than 1-for-10; and further that the board of directors be authorized to determine which of the reverse stock splits in the specified range, if any, to implement. In determining the ratio of the reverse stock split to implement, the board will consider the trading price of our common stock and the number of round lot holders of our common stock. Based on the price of our common stock on the days leading up to the filing of the restated certificate of incorporation effecting the reverse stock split, the board will select the ratio which it believes will, in accordance with Nasdaq maintenance requirements, (i) increase the trading price of our common stock sufficiently to maintain a minimum bid price of $1.00 and (ii) result in the continued existence of at least 400 stockholders of round lots.

      A vote in favor of this Proposal Three will be a vote for approval of each of the reverse split ratios in the specified range and for the granting of authority to the board of directors to effectuate one of the reverse stock splits in the range as it deems advisable at the time the reverse stock split is to be effectuated. This Proposal Three gives the board of directors the discretion to abandon the reverse stock split if the trading price of shares of our common stock increases above the Nasdaq stock market’s minimum trading price requirements prior to its implementation, or if market or other conditions make implementation of the reverse stock split inadvisable.

Reasons for the Reverse Stock Split

      The primary purpose of the reverse stock split is to combine the outstanding shares of our common stock into a smaller number of shares so that the shares will trade at a significantly higher price per share than their recent trading prices. Since May 29, 2002, the closing bid price of shares of our common stock on the Nasdaq National Market has been below $1.00 per share. Pursuant to the Nasdaq stock market’s listing requirements, the minimum bid price of shares of our common stock must be at least $1.00 per share in order to maintain listing on the Nasdaq National Market.

      We believe, although we cannot assure you, that the reverse stock split will enable shares of our common stock to trade above the $1.00 minimum bid price which is one of the requirements to maintain listing on the Nasdaq National Market. We believe that maintaining the listing of our common stock on the Nasdaq National Market is in the best interests of ISTA and its stockholders. Listing on the Nasdaq National Market increases liquidity and may minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, maintaining Nasdaq listing may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. As a result, the investors in the PIPE Financing have made receipt of stockholder approval for the reverse stock split a condition to consummating the PIPE Financing, as discussed under Proposal One.

      For the above reasons, we believe that having the ability to effectuate the reverse stock split in an effort to regain compliance with the Nasdaq listing requirements is in the best interests of ISTA and its stockholders. We anticipate that, following the consummation of the reverse stock split, our common stock will trade at a price per share that is proportionately higher than current market prices. However, there can be no assurances that the reverse stock split, if implemented, will have the desired effect of proportionately raising our common stock price.

      If the reverse stock split proposal is approved by the stockholders at the Special Meeting, we expect to implement it only if we believe we can comply with the listing requirements of the Nasdaq stock market. Accordingly, notwithstanding approval of the reverse stock split proposal by the stockholders, the board of directors may elect to delay or even abandon entirely the reverse stock split.

Implementation and Effects of the Reverse Stock Split

      If the stockholders approve the reverse stock split proposal and the board of directors determines it is necessary to effectuate a reverse stock split, the board of directors would:

(i) Determine which, if any, of the reverse stock splits of not less than 1-for-7 and not more than 1-for-10 is advisable, based on market and other relevant conditions and the trading prices of our common stock at that time; and

(ii) Direct management to file the restated certificate of incorporation with the Delaware Secretary of State that would specify that, as of the date of the filing, every seven to ten shares (depending on the reverse stock split selected by the board of directors) of our common stock outstanding would automatically be combined and converted into one share. For example, if the board of directors selected a 1-for-7 reverse stock split, the amendment would specify that every seven shares of our common stock outstanding be combined and converted into a single share.

      We estimate that, following the reverse stock split, we would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described below, the completion of the reverse stock split would not affect any stockholder’s proportionate equity interest in ISTA. Therefore, by way of example, a stockholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares, would continue to own 1% of our outstanding shares after the reverse stock split.

      The reverse stock split also will not affect the number of shares of common stock that the board of directors is authorized to issue by our certificate of incorporation, which will remain unchanged at 100,000,000 shares. However, it will have the effect of increasing the number of shares available for future issuance, because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split. Except as disclosed in this Proxy, we currently have no plans related to the authorized but unissued common stock.

      Based on the 16,892,636 shares of common stock outstanding as of September 13, 2002, the following table reflects that approximate percentage reduction in the outstanding shares of common stock and the approximate number of shares of common stock that would be outstanding as a result of the reverse stock split:

			Authorized but
Proposed Reverse	Percentage	Shares to be	Unissued Shares of
Stock Split	Reduction	Outstanding	Common Stock

1 for 7	86%	2,413,233	97,586,766
1 for 8	88%	2,111,579	97,888,421
1 for 9	89%	1,876,959	98,123,040
1 for 10	90%	1,689,263	98,310,736

      Even though there will not be a dilution in the percentage ownership of current stockholders solely as a result of the reverse stock split, there will be a dilution of such percentage ownership if the PIPE Financing is consummated shortly after effectuating the reverse stock split, with the dilutive effects more fully discussed in Proposal One.

Cash to be Paid for Fractional Shares

      Whichever reverse stock split ratio is selected, implementation of a reverse stock split will result in some stockholders owning a fractional share of common stock. For example, if a 1-for-7 reverse stock split were to be implemented, the shares owned by a stockholder with 100 shares would be converted into 14.29 shares. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split will, instead, receive from ISTA a cash payment in U.S. dollars equal to the value of that fractional share, determined on the basis of the average bid prices of our common stock on the Nasdaq National Market for the five trading days immediately preceding the effective date of the reverse stock split (as adjusted for that reverse stock split). If any stockholder owns, in total, fewer than the number of our shares to be converted into one share as a result of the reverse stock split, that stockholder’s shares would be converted into a fractional share of stock and, therefore, that stockholder would receive only cash in place of the fractional share as a result of the implementation of the reverse stock split. For example, if a 1-for-7 reverse stock split is implemented then stockholders with fewer than seven shares would receive only cash. See “Exchange of Stock Certificates and Payment for Fractional Shares” below. The interest of such stockholders in ISTA would, therefore, be terminated, and such stockholders would have no right to share in the assets or future growth of ISTA. Based on the foregoing example, each stockholder that owns seven shares or more of our common stock prior to the reverse stock split will continue to own one or more shares after the reverse stock split and would continue to share in the assets and future growth of ISTA as a stockholder, and any stockholder that owns less than seven shares would receive only cash in place of the factional share resulting from the reverse stock split. Because the maximum reverse split under this proposal would be a 1-for-10 reverse stock split, a stockholder could assure his or her continued ownership of shares of stock of ISTA after the reverse split by purchasing a number of shares sufficient to increase the total number of shares that he or she owns to 10 or more. The reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock as a result of the reverse stock split. Brokerage commissions and other costs of transactions in odd lot shares may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Effect of Reverse Stock Split on Options

      The number of shares subject to our outstanding common stock options also will automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assume that a 1-for-10 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share. On the effectiveness of the 1-for-10 reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $10.00 per share.

Exchange of Stock Certificates and Payment for Fractional Shares

      The combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically on the date that the restated certificate of incorporation effectuating the reverse stock split is filed with the Delaware Secretary of State, referred to as the effective date, without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

      Exchange of Stock Certificates. As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such stockholder is entitled to receive as a result of the reverse stock split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split and any cash payable in lieu of a fractional share. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

      Effect of Failure to Exchange Stock Certificates. After the effective date, each certificate representing shares of our common stock outstanding prior to the effective date, referred to as an old certificate, will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock, and the right to receive from us the amount of cash for any fractional shares, into which the shares of our common stock evidenced by such certificate have been converted by the reverse stock split. However, the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

      Determination of Amount of Cash Payable for Fractional Shares. If the number of shares of our common stock to which a holder is entitled as a result of the reverse stock split would otherwise include a fraction, we will pay to that stockholder, in lieu of issuing fractional shares of stock, cash in an amount equal to the same fraction multiplied by the average closing price of our shares on the Nasdaq National Market for the five days immediately preceding the effective date (as adjusted for the reverse stock split). For example, if the board of directors determined to implement a 1-for-7 Reverse Stock Split, the shares of a stockholder that owned 100 shares prior to the reverse stock split would be converted into 14.29 shares as a result of the reverse stock split. If the average of the pre-split closing bid prices of shares of our common stock for that five day period was $1.00 per share, that stockholder would receive, in exchange for his stock certificates evidencing his 100 shares, a stock certificate for 14 whole shares and a check in the amount of $2.03 for his 0.29 fractional share.

Certain Federal Income Tax Considerations

      The following discussion describes certain federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, referred to as the Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled, or modified at any time and could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

      This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

      STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

      Tax Consequences to ISTA. We should not recognize any gain or loss as a result of the reverse stock split.

      Tax Consequence to Stockholders Generally. No gain or loss should be recognized by a stockholder who receives only shares of our common stock as a result of the reverse stock split. A stockholder who receives cash in lieu of a fractional share of our common stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and the stockholder’s basis in such fractional share of our common stock. For this purpose, a stockholder’s basis in such fractional share of our common stock will be determined as if the stockholder actually received such fractional share.

      A Stockholder’s Tax Basis in Shares Received upon the Reverse Stock Split. Except as provided above with respect to fractional shares, the aggregate tax basis of the shares of our common stock held by a stockholder following the reverse stock split will equal the stockholder’s aggregate basis in the shares of our common stock held immediately prior to the reverse stock split and generally will be allocated among the shares of our common stock held following the reverse stock split on a pro rata basis. Stockholders who have used the specific identification method to identify their basis in shares of our common stock combined in the reverse stock split should consult their own tax advisors to determine their basis in the post-reverse stock split shares that they will receive in exchange therefor.

Vote Required

      The affirmative vote of the holders of a majority of the outstanding shares of common stock (approximately 8,446,319 shares) will be required to approve the reverse stock split and amendment to our current amended and restated certificate of incorporation.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF ISTA RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL AND THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL NUMBER FOUR

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO

PERMIT STOCKHOLDERS TO ACT BY WRITTEN CONSENT

Introduction and Board Recommendation

      Under our amended and restated certificate of incorporation as currently in effect, stockholders are not permitted to act by written consent in lieu of a meeting. On September 11, 2002, our board of directors approved an amendment to the amended and restated certificate of incorporation, subject to stockholder approval, to permit any action required or allowed to be taken by our stockholders at any annual or special meeting to be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is approved by the number of stockholders necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

      The investors are requiring us to solicit the approval of the stockholders for this amendment to our amended and restated certificate of incorporation because ISTA is a public company, and convening stockholder meetings is therefore an expensive and time-consuming process under applicable laws and regulations. Since the investors in the PIPE Financing will beneficially own or have holdings totalling approximately 90.1% of our outstanding common stock upon consummation of the PIPE Financing and conversion in full of all convertible securities held by them and a small number of stockholders will therefore be able to approve matters requiring stockholder approval, the investors believe that approving corporate action by written consent may, at times, be preferable to holding a special meeting.

      The amendment would be effected by filing a restated certificate of incorporation, substantially in the form attached as Annex A, prior to the consummation of the PIPE Financing.

Vote Required

      The affirmative vote of the holders of 66 and  2/3% of the outstanding shares of common stock (approximately 11,261,758 shares) will be required to approve this amendment to our current amended and restated certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF ISTA RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDERS TO ACT BY WRITTEN CONSENT IN LIEU OF A MEETING.

PROPOSAL NUMBER FIVE

APPROVAL OF RESERVATION OF AN ADDITIONAL 25 MILLION SHARES OF

COMMON STOCK UNDER THE COMPANY’S 2000 STOCK PLAN

      Our board of directors and stockholders have previously adopted and approved our 2000 Stock Plan. Under the terms of the 2000 Stock Plan, 200,000 shares of common stock were initially reserved for issuance when the plan was adopted by the stockholders at the time of the initial public offering of our common stock in August 2000. The 2000 Stock Plan further provides that the number of shares reserved for issuance be increased annually on the first day of our fiscal year, beginning in 2001, by an amount equal to the lesser of 200,000 shares, 1.5% of the outstanding shares on such date, or an amount determined by our board of directors. To date, the number of shares reserved for issuance has been increased from the initial 200,000 shares to 600,000 shares. Furthermore, the 2000 Stock Plan provides that the number of shares issuable under the 2000 Stock Plan includes shares reserved and available for issuance under our 1993 Stock Plan at the time of the initial public offering, as well as shares subject to options subsequently returned to the 1993 Stock Plan. As of September 13, 2002, options to purchase 889,319 shares of our common stock had been granted under our 2000 Stock Plan and 213,621 shares remained available for future option grants and awards (including in both calculations shares granted and shares available for issuance from our 1993 Stock Plan).

      On September 11, 2002, our board of directors approved an amendment to the 2000 Stock Plan, a copy of which is attached to this proxy statement as Annex B, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 25 million shares, bringing the total number of shares issuable under the 2000 Stock Plan to a total of 25.6 million shares, not including shares reserved under our 1993 Stock Plan that are issuable under the 2000 Stock Plan. At the Special Meeting, the stockholders are being asked to approve this same amendment to the 2000 Stock Plan. If approved, this increase to the number of shares reserved for issuance by 25 million shares would be proportionately adjusted for any changes to our capital structure, including the reverse stock split under Proposal Three of this proxy statement.

      With respect to the amendment to the 2000 Stock Plan, we believe that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. At present, all newly hired full-time employees are granted options. We believe that this policy will continue to be of great value in recruiting and retaining highly qualified technical and other key personnel. Our board of directors believes that the ability to grant options will be important to our future success by helping us to remain competitive in attracting and retaining such key personnel.

Description of 2000 Stock Plan

      The essential terms of the 2000 Stock Plan, as proposed to be amended, are as follows:

Purpose

      The purpose of the 2000 Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. The 2000 Stock Plan will continue in effect for a term of ten years until 2010 unless terminated earlier pursuant to the terms of the 2000 Stock Plan.

Stock Subject to the 2000 Stock Plan

      The maximum aggregate number of shares of common stock that may be granted under the 2000 Stock Plan is currently 600,000 shares, plus an annual increase to be added on the first day of each fiscal year equal to the lesser of 200,000 shares, 1.5% of the outstanding shares on such date, or an amount determined by our board of directors, as well as shares available for issuance under our 1993 Stock Plan at the time of our initial public offering and shares subject to options subsequently returned to the 1993 Stock Plan. If this Proposal Five is approved by the stockholders, the aggregate number of shares of common stock that may be granted under the 2000 Stock Plan will be 25.6 million shares. The shares reserved under our 2000 Stock Plan may be authorized, but unissued, or reacquired common stock. If an option or stock purchase right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unexercised shares that were subject thereto will become available for future grant or sale under the 2000 Stock Plan. The closing price of our common stock on September 13, 2002 as reported by the Nasdaq National Market was $0.29 per share.

Administration

      The 2000 Stock Plan is administered by the administrator, which can be either our board of directors or a committee of the board of directors. Subject to the provisions of the 2000 Stock Plan, the administrator has the authority, in its discretion:

•	to determine the fair market value of our common stock;

•	to select the employees, directors or consultants to whom options and stock purchase rights may be granted under the 2000 Stock Plan;

•	to determine the number of shares of common stock to be covered by each option and stock purchase right granted under the 2000 Stock Plan;

•	to approve forms of agreement for use under the 2000 Stock Plan;

•	to determine the terms and conditions of any option or stock purchase right granted under the 2000 Stock Plan such as the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions;

•	to reduce the exercise price of any option or stock purchase right to the then current fair market value;

•	to institute an option exchange program;

•	to construe and interpret the terms of the 2000 Stock Plan and awards granted pursuant to the 2000 Stock Plan;

•	to prescribe, amend and rescind rules and regulations relating to the 2000 Stock Plan;

•	to modify or amend each option or stock purchase right;

•	to allow optionees to satisfy withholding tax obligations by electing to have ISTA withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld;

•	to authorize any person to execute on behalf of ISTA any instrument required to effect the grant of an option or stock purchase right previously granted by the administrator; and

•	to make all other determinations deemed necessary or advisable for administering the 2000 Stock Plan.

Eligibility

      All employees, directors and consultants are eligible to participate in the 2000 Stock Plan. Stock options intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code may be granted only to employees. Nonstatutory stock options, which are options not intended to qualify as incentive stock options, and stock purchase rights, may be granted to employees, directors and consultants of ISTA. As of September 13, 2002, there were approximately 39 employees, seven directors, and 37 consultants. No optionee may be granted, in any fiscal year of ISTA, options to purchase more than 1 million shares; provided that, in connection with his or her initial service, an optionee may be granted options to purchase up to an additional 2 million shares that shall not count against such limit.

Terms and Conditions of Options

      Each option granted pursuant to the 2000 Stock Plan is evidenced by a written stock option agreement between the optionee and ISTA and is subject to the following terms and conditions:

      Term of Option. The term of each option is stated in each option agreement. In the case of an incentive stock option, the term is ten years from the date of grant or such shorter terms as may be provided in the option agreement. In the case of an incentive stock option granted to an optionee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of ISTA or any parent or subsidiary, the term of the incentive stock option is five years from the date of grant or such shorter term as may be provided in the option agreement.

      Exercise Price. The per share exercise price for the shares to be issued pursuant to the exercise of an option is determined by the administrator, subject to the following: (i) in the case of an incentive stock option (A) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of ISTA or any parent or subsidiary, the per share exercise price may be no less than 110% of the fair market value per share on the date of grant and (B) granted to any employee other than an employee described in (A) immediately preceding, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant; (ii) in the case of a nonstatutory stock option, the per share exercise price may be determined by the administrator; and (iii) in the case of a nonstatutory stock option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the per share exercise price may be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.

      Waiting Period and Exercise Dates. At the time an option is granted, the administrator fixes the period within which the option may be exercised and determines any conditions that must be satisfied before the option may be exercised.

      Form of Consideration. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment. In the case of an incentive stock option, the administrator determines the acceptable form of consideration at the time of grant. The 2000 Stock Plan provides that such consideration may consist entirely of:

•	cash,

•	check,

•	promissory note,

•	other shares that (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised,

•	consideration received by ISTA under a cashless exercise program implemented by ISTA in connection with the 2000 Stock Plan,

•	a reduction in the amount of any ISTA liability to the optionee, including any liability attributable to the optionee’s participation in any ISTA-sponsored deferred compensation program or arrangement,

•	any combination of the foregoing methods of payment, or

•	any other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

      Exercise of Option. Any option granted under the 2000 Stock Plan is exercisable according to the terms of the 2000 Stock Plan and at such times and under such conditions as determined by the administrator and set forth in the option agreement. Unless the administrator provides otherwise, vesting of options granted under the 2000 Stock Plan are tolled during any unpaid leave of absence.

      Termination of Relationship as a Service Provider. If an optionee ceases to be an employee or consultant, other than upon the optionee’s death or disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option remains exercisable for three months following the optionee’s termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the 2000 Stock Plan. If, after termination, the optionee does not exercise his or her option within the time specified by the administrator, the option terminates, and the shares covered by such option revert to the 2000 Stock Plan.

      Disability of Optionee. If an optionee ceases to be an employee or consultant as a result of the optionee’s disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee’s termination. If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option revert to the 2000 Stock Plan. If, after termination, the optionee does not exercise his or her option within the time specified herein, the option will terminate, and the shares covered by such option revert to the 2000 Stock Plan.

      Death of Optionee. If an optionee dies while an employee, director or consultant, the option may be exercised within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement), by the optionee’s estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee’s termination. If, at the time of death, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option will revert to the 2000 Stock Plan. The option may be exercised by the executor or administrator of the optionee’s estate or, if none, by the person(s) entitled to exercise the option under the optionee’s will or the laws of descent or distribution. If the option is not so exercised within the time specified, the option terminates, and the shares covered by such option revert to the 2000 Stock Plan.

Stock Purchase Rights

      Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the 2000 Stock Plan and/or cash awards made outside of the 2000 Stock Plan. After the administrator determines that it will offer stock purchase rights under the 2000 Stock Plan, it will advise the offeree in writing or electronically, by means of a notice of grant, of the terms, conditions and restrictions related at the offer, including the number of shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement in the form determined by the administrator.

      Repurchase Option. Unless the administrator determines otherwise, the restricted stock purchase agreement will grant ISTA a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with ISTA for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to ISTA. The repurchase option will lapse at a rate determined by the administrator.

      Other Provisions. The restricted stock purchase agreement will contain such other terms, provisions and conditions not inconsistent with the 2000 Stock Plan as may be determined by the administrator in its sole discretion.

      Rights as a Stockholder. Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of ISTA.

     Non-Transferability of Options and Stock Purchase Rights

      An option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

     Formula Option Grants to Outside Directors

      Each non-employee director of ISTA is automatically granted a nonstatutory stock option exercisable for 20,000 shares of common stock upon first becoming a non-employee director, and is automatically granted an option for an additional 5,000 shares following each annual meeting of stockholders if he or she has served on the board of directors during the preceding six months. Options granted pursuant to these automatic grants have a term of ten years, an exercise price equal to 100% of the fair market value of our common stock on the date of grant, and vest, subject to the optionee continuing to serve on the board during the relevant vesting periods:

•	in the case of the option for 20,000 shares first granted, as to 25% of the shares subject to the option 12 months after the date of grant and 1/16 of the shares at each quarter thereafter, and

•	in the case of options for 5,000 shares granted subsequently, as to all of the shares on the fourth anniversary of the respective grant dates.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

      Changes in Capitalization. Subject to any required action by the stockholders of ISTA, the number of shares of common stock covered by each outstanding option and stock purchase right, and the number of shares of common stock that have been authorized for issuance under the 2000 Stock Plan but as to which no options or stock purchase rights have yet been granted or that have been returned to the 2000 Stock Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of common stock covered by each such outstanding option or stock purchase right, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by ISTA.

      Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of ISTA, the administrator will notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for an optionee to have the right to exercise his or her option until 15 days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the administrator may provide that any ISTA repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right will lapse as to all such shares, provided the proposed dissolution or liquidation take place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

      Merger or Asset Sale. In the event of a merger of ISTA with or into another corporation, or the sale of substantially all of the assets of ISTA, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock repurchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator will notify the optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period.

      Change of Control for Outside Directors. In the event of a change of control of ISTA, each outstanding option held by a non-employee director will fully vest and become exercisable in full as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable as described, the administrator will notify the optionee in writing or electronically that the option shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option shall terminate upon the expiration of such period.

     Amendment and Termination of the Stock Option Plan

      The board of directors may at any time amend, alter, suspend or terminate the 2000 Stock Plan; provided that ISTA is required to obtain stockholder approval of any 2000 Stock Plan amendment to the extent necessary and desirable to comply with applicable laws.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, irrespective of any election made under section 83(b) of the Internal Revenue Code, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of ISTA. ISTA is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of ISTA is subject to tax withholding by ISTA. ISTA is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

      Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to ISTA’s right to repurchase the stock upon the purchaser’s termination of employment with ISTA. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

      The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by ISTA. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of ISTA.

      The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and ISTA with respect to the grant and exercise of options and stock purchase rights under the 2000 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

2000 Stock Plan Benefits Table

      The grant of options under the 2000 Stock Plan to executive officers is subject to the discretion of the administrator. As of the date of this proxy statement, there has been no determination by the administrator with respect to future awards under the 2000 Stock Plan. Accordingly, future awards are not determinable.

      The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 2001 to each of our executive officers, all current executive officers as a group, all current directors (who are not executive officers) as a group, and all other employees who participated in the 2000 Stock Plan as a group:

	Number of Securities
Name of Individual and Position	Underlying Option(#)	Dollar Value($)(1)

Vicente Anido, Jr., Ph.D.	1,004,609	$0
President and Chief Executive Officer
Edward H. Danse	70,000	$0
Former President and Chief Executive Officer
J.C. MacRae	52,000	$0
Former Chief Financial Officer and Former Chief Operating Officer
William S. Craig, Ph.D.	60,000	$0
Vice President, Research and Product Development
Marvin J. Garrett	35,000	$0
Vice President, Regulatory Affairs, Quality and Compliance
Lisa R. Grillone, Ph.D.	97,500	$0
Vice President, Clinical Research and Regulatory Affairs
Thomas Mitro	0	$0
Vice President, Sales and Marketing
All current executive officers as a group (7 persons)	1,297,665	$0
All current directors (who are not executive officers) as a group (6 persons)	25,000	$0
All other employees who participated in the 2000 Stock Plan as a group (excluding consultants)	298,073	$0

(1)	Calculated by determining the difference between the fair market value of the securities underlying the option at September 13, 2002 ($0.29 per share) and the exercise price of the option. None of the options granted during the fiscal year ended December 31, 2001 have exercise prices below $0.29 per share.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2001, the end of our last fiscal year, about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans and individual compensation arrangements, including our 1993 Stock Plan,

2000 Stock Plan, 2000 Employee Stock Purchase Plan, and an option agreement with Vicente Anido, Jr., Ph.D.

			Number of Securities
			Remaining Available for
	Number of Securities to be		Future Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in the First Column)

Equity compensation plans approved by security holders(1)	2,547,030	$1.63	696,283 (3)
Equity compensation plans not approved by security holders(2)	1,004,609	$2.00	0

Total	3,551,639	$1.73	696,283 (3)

(1)	Number of securities to be issued and available for issuance under our 1993 Stock Plan, 2000 Stock Plan, and 2000 Employee Stock Purchase Plan.

(2)	Number of securities to be issued under an option agreement with Vicente Anido, Jr., Ph.D., which was entered into outside of our 1993 Stock Plan, 2000 Stock Plan, and 2000 Employee Stock Purchase Plan. This table does not include securities to be issued under option agreements with Thomas Mitro and Kirk McMullin, which were entered into outside of our 1993 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan, because those option agreements were entered into on June 2002 and August 2002, respectively, after December 31, 2001, the end of our last fiscal year.

(3)	This number of shares includes 385,005 shares of common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance.

Additional Equity Based Compensation Arrangements

      In December 2001, June 2002 and August 2002, our board of directors granted to Vicente Anido, Jr., Thomas Mitro and Kirk McMullin, respectively, options to purchase 1,004,609, 300,000, and 150,000 shares of our common stock. Those grants have not been submitted to our stockholders for approval. A brief summary of the material features of those options grants follows.

          Terms and Conditions of Options

      Each such option was granted pursuant to a written stock option agreement between the optionee and ISTA and is subject to the following terms and conditions:

           Term of Option. The term of each option is ten years from the respective dates of grant.

           Exercise Price. The per share exercise price for the shares to be issued pursuant to the exercise of the options granted to Messrs. Anido, Mitro and McMullin is $2.00, $0.85 and $0.69, respectively.

           Option Vesting and Exercise Dates. Subject to each optionee continuing to be a service provider of ISTA, each option will vest and be exercisable as to 25% of the shares subject to the option 12 months after the vesting commencement date, and  1/48 of the shares each month thereafter, and will be fully vested and exercisable four years after the vesting commencement date. In the case of Mr. Anido only, he may exercise his option as to unvested shares at any time by entering into a restricted stock purchase agreement with ISTA, which will grant us a repurchase option exercisable upon the voluntary or involuntary termination of Mr. Anido’s service with ISTA for any reason (including death or disability). The repurchase price for shares repurchased by us pursuant to the restricted stock purchase agreement will be the original price paid by Mr. Anido and may be paid by cancellation of any indebtedness of Mr. Anido to ISTA. The repurchase option will lapse at the same rate at which Mr. Anido’s option vests.

      The options granted to Messrs. Anido, Mitro, and McMullin also have the following vesting acceleration features:

•	In the case of Mr. Anido, if his employment with ISTA is involuntarily terminated without cause following a change of control of ISTA, 100% of the shares subject to his option vest immediately and become exercisable.

•	In the case of each of Messrs. Mitro and McMullin, if there is a change of control of ISTA within six months of his employment commencement date, 50% of the shares subject to his option vest immediately. In addition, if there is a change of control of ISTA that occurs more six months after his employment commencement date, and his employment is involuntarily terminated within 24 months after the change of control, then 100% of the shares subject to his option vest immediately.

           Form of Consideration. At the election of the optionee, payment of the aggregate exercise price may consist entirely of:

•	cash,

•	check,

•	other shares that (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised,

•	consideration received by ISTA under a cashless exercise program implemented by, or

•	any combination of the foregoing methods of payment.

           Termination of Relationship as a Service Provider. If an optionee ceases to be an employee or consultant, other than upon the optionee’s death or disability, the optionee may exercise his option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option remains exercisable for three months following the optionee’s termination.

           Disability of Optionee. If an optionee ceases to be an employee or consultant as a result of the optionee’s disability, the optionee may exercise his option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee’s termination.

           Death of Optionee. If an optionee dies while an employee, director or consultant, the option may be exercised within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement), by the optionee’s estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent that the option is vested on the date of death. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee’s termination.

           Non-Transferability of Options. The options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

           Changes in Capitalization. Subject to any required action by the stockholders of ISTA, the number of shares of common stock covered by each outstanding option, and the number of shares of common stock subject to the options as well as the price per share of common stock covered by each such outstanding option, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by ISTA.

           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of ISTA, we will notify each optionee as soon as practicable prior to the effective date of the proposed transaction. To the extent it has not been previously exercised, the option will terminate immediately prior to the consummation of the proposed action.

           Merger or Asset Sale. In the event of a merger of ISTA with or into another corporation, or the sale of substantially all of our assets, each option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, each optionee will fully vest in and have the right to exercise his option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, we will notify the optionee that the option shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the option shall terminate upon the expiration of such period.

Vote Required

      The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the amendment to increase the number of shares available for issuance under the 2000 Stock Plan by 25 million shares.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS OF ISTA RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES FOR ISSUANCE THEREUNDER BY 25 MILLION SHARES.

OTHER MATTERS

      We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

Where You Can Find Additional Information

      The SEC allows ISTA to “incorporate by reference” information into this Proxy Statement, which means that ISTA can disclose important information to you by referring you to another document that ISTA filed separately with the SEC. The information incorporated by reference is considered a part of this Proxy Statement. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that ISTA has filed with the SEC prior to the date of this Proxy Statement, while information that ISTA files later with the SEC will automatically update and, in some cases, supersede the information in this Proxy Statement.

      The following documents and information previously filed with SEC by ISTA are incorporated by reference into this Proxy Statement:

•	ISTA’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

•	ISTA’s Quarterly Report filed on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 15, 2002;

•	ISTA’s Quarterly Report filed on Form 10-Q for the quarterly period ended June 30, 2002, filed with the SEC on August 14, 2002;

•	ISTA’s Current Reports on Form 8-K filed with the SEC on January 22, 2002, May 6, 2002, June 11, 2002, July 9, 2002 and September 25, 2002, and

•	ISTA’s Current Reports on Form 8-K/A filed with the SEC on June 26, 2002.

      In addition, all documents filed by ISTA under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the special meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

      Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. You may obtain documents that we have filed with the SEC and incorporated by reference in this document, without charge, by making an oral or written request to ISTA as follows:

ISTA Pharmaceuticals, Inc.

Attn: Investor Relations
15279 Alton Pkwy. Ste 100
Irvine, CA 92618
Telephone: (714) 788-6000
Facsimile: (714) 788-6010

THE BOARD OF DIRECTORS

Irvine, California

October 12, 2002

ANNEX A

RESTATED CERTIFICATE OF INCORPORATION

OF ISTA PHARMACEUTICALS, INC.

      ISTA Pharmaceuticals, Inc., a corporation organized and»existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is ISTA Pharmaceuticals, Inc. The corporation was originally incorporated under the name Ista Pharmaceuticals, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 14, 2000. An amendment to and restatement of the Certificate of Incorporation (the “Previous Certificate”) was filed on August 25, 2000. A Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock was filed on January 23, 2002.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Previous Certificate.

3. The text of the Previous Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

      The name of this corporation is ISTA Pharmaceuticals, Inc.

ARTICLE II

      The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

      1.     Authorized Shares. The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value (“Common Stock”), and Preferred Stock, $0.001 par value (“Preferred Stock”). The total number of shares that the corporation is authorized to issue is 105,000,000 shares. The number of shares of Common Stock authorized is 100,000,000. The number of shares of Preferred Stock authorized is 5,000,000.

      2.     Preferred Shares. Within the Preferred Stock, 1,000,000 shares shall be designated Series A Participating Preferred Stock (the “Series A Preferred”) and shall have a par value per share of $0.001. The rights, preferences and privileges of Series A Preferred shall be as follows:

(a) Proportional Adjustment. In the event that the corporation shall at any time after the issuance of any share or shares of Series A Preferred (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred.

(b) Dividends and Distributions.

(i) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series»A Preferred with respect to dividends, the holders of shares of Series»A Preferred shall be entitled to receive when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred.

(ii) The Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(iii) Dividends shall begin to accrue on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

(c) Voting Rights. The holders of shares of Series A Preferred shall have the following voting rights:

(i) Each share of Series A Preferred shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

(ii) Except as otherwise provided herein or required by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii) Except as required by law, the holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(d) Certain Restrictions.

(i) The corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Preferred unless concurrently therewith it shall declare a dividend on the Series A Preferred as required by Section 2(d) hereof.

(ii) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 2(d) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the corporation shall not

(A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred;

(B) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred;

(D) purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(iii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Section 2(d) of this Article IV, purchase or otherwise acquire such shares at such time and in such manner.

(e) Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth in this Restated Certificate, as then amended.

(f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, the holders of shares of Series A Preferred shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Preferred.

(g) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

(h) No Redemption. The shares of Series A Preferred shall not be redeemable.

(i) Ranking. The Series A Preferred shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(j) Amendment. So long as any Series A Preferred remain outstanding, this Restated Certificate shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred, voting separately as a series.

(k) Fractional Shares. Series A Preferred may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

      3.     Board Powers with respect to the Preferred Stock. Other series of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

      The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Restated Certificate, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate.

      4.     Reverse Stock Split.

(a) Effective 12:01 a.m. on [ ], 2002 (the “Effective Time”) each one (1) share of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into [ ] ( ) of one (1) share of fully paid and nonassessable Common Stock of the corporation (“New Common Stock”), subject to the treatment of fractional shares interests described below.

(b) Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

(c) No fractional shares of New Common Stock of the corporation shall be issued. No stockholder of the corporation shall transfer any fractional shares of Common Stock of the corporation. The corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the corporation. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the Effective Time, as reported on the Nasdaq National Market (or if such price is not available, then such other price as determined by the board of directors).

ARTICLE V

      The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

      The corporation is to have perpetual existence.

ARTICLE VII

      1.     Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      2.     Indemnification. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

      3.     Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

      In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the corporation.

ARTICLE IX

      Holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 or 301.5 of the California General Corporation Law, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

      1.     Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Amended and Restated Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 2004; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2005; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2003; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

      2.     Election of Directors. Elections of directors need not be by written ballot unless the Amended and Restated Bylaws of the corporation shall so provide.

ARTICLE X

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Amended and Restated Bylaws of the corporation.

ARTICLE XI

      To the extent permitted by Delaware, any action required or allowed to be taken by the stockholders of the corporation at any annual or special meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X, XI or Article XII of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders’ Meetings), 2.5 (Advance Notice of Stockholder Nominees and Stockholder Business), 2.10 (Voting), 2.12 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the corporation’s Amended and Restated Bylaws.

ARTICLE XII

      Meetings of stockholders may be held within or without the State of Delaware, as the Amended and Restated Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Amended and Restated Bylaws of the corporation.

      IN WITNESS WHEREOF, ISTA Pharmaceuticals, Inc. has caused this certificate to be signed by Vicente Anido, Jr., its President and Chief Executive Officer, this [          ] day of October, 2002.

VICENTE ANIDO, JR.
President and Chief Executive Officer

ANNEX B

ISTA PHARMACEUTICALS, INC.

2000 STOCK PLAN
(as amended October      , 2002)

      1.     Purposes of the Plan. The purposes of this 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (i) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as an Employee which is intended to result in personal enrichment of the Optionee, (ii) the Optionee’s conviction of a felony, (iii) any act by the Optionee that constitutes misconduct, and (iv) continued violations by the Optionee of the Optionee’s obligations to the Company.

(e) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means ISTA Pharmaceuticals, Inc., a California corporation.

(j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Inside Director” means a Director who is an Employee.

(r) “IPO Effective Date” means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company’s Common Stock as effective.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Notice of Grant” means a written or electronic notice evidencing certain times and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(y) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(z) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Plan” means this 2000 Stock Option Plan, as amended and restated.

(cc) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(dd) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff) “Section 16(b)” means Section 16(b) of the Exchange Act.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.     Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 25,200,000 Shares, which includes the Shares available for future issuance under the Advanced Corneal Systems, Inc. 1993 Stock Plan (the “1993 Stock Plan”) on the date the Securities and Exchange Commission declares the company’s registration statement effective and any Shares returned to the 1993 Stock. The number of Shares reserved for issuance under the Plan shall increase annually on the first day of the Company’s fiscal year beginning in 2001 by an amount of Shares equal to the lesser of (i) 200,000 Shares, (ii) 1.5% of the outstanding Shares on such date or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4.     Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of

Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

      5.     Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6.     Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without Cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 2,000,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7.     Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

      8.     Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9.     Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10.     Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. Subject to Section 14, if an Optionee ceases to be a Service Provider (but not in the event of an Optionee’s change of status from Employee to Consultant (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is specified in the Option Agreement (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11.     Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

      12.     Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

      13.     Formula Option Grants to Outside Directors. Outside Directors shall be granted Options in accordance with the following provisions:

(a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(b) Except as provided in subsection (d) below, each person who first becomes an Outside Director on or after the IPO Effective Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 20,000 Shares (the “First Option”) on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(c) Except as provided in subsection (d) below, each Outside Director shall be automatically granted an Option to purchase up to 5,000 Shares (a “Subsequent Option”) following each annual meeting of the stockholders of the Company occurring after the end of the Company’s fiscal year 2000, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

(d) Notwithstanding the provisions of subsections (b) and (c) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 20 hereof.

(e) The terms of each First Option granted pursuant to this Section shall be as follows:

(i) the term of the Option shall be ten (10) years.

(ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iii) 25% of the Shares subject to the Option shall vest twelve months after the date of grant and 1/16 of the Shares subject to the Option shall vest each quarter thereafter. provided that the Outside Director shall continue to serve on the Board on such dates.

(f) The terms of each Subsequent Option granted pursuant to this Section shall be as follows:

(i) the term of the Option shall be ten (10) years.

(ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iii) the Option shall vest and become exercisable in full on the fourth anniversary after the date of grant provided that in each case the Outside Director shall continue to serve on the Board on such date.

      14.     Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. Subject to Section 15 below, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a “Merger”), each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this Section 14(c), the Option or Stock Purchase Right shall be considered assumed if, following the Merger, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the Merger, the consideration (whether stock, cash, or other securities or property) received in the Merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.

      15.     Change of Control. In the event of a Change of Control, each outstanding Option held by an Outside Director shall vest and become exercisable in full as to all of the Optioned Stock, including Shares as to which the Outside Director would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable as provided in this paragraph, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

      16.     Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      17.     Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      18.     Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      19.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      20.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      21.     Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ISTA PHARMACEUTICALS, INC.
SPECIAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of ISTA Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement each dated October 12, 2002 and hereby appoints Vicente Anido, Jr., Ph.D., proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of ISTA Pharmaceuticals, Inc. to be held on November 11, 2002 at 10:00 a.m., local time, at ISTA’s headquarters located at 15279 Alton Parkway #100, Irvine, California 92618 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Proposal to approve the terms of ISTA’s private placement of $40 million of its common stock at a price of $0.38 per share and warrants exercisable for $6 million of common stock to investors at a price of $0.38 per share.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. Proposal to approve the full conversion of promissory notes issued in ISTA’s bridge financing to investors for shares of ISTA’s common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to approve an amendment to ISTA’s current amended and restated certificate of incorporation to effect a reverse split of ISTA’s common stock of not less than 1-for-7 and not more than 1-for-10, with ISTA’s board of directors having the authority to determine which, if any, of these reverse stock splits to effect within those parameters.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Proposal to approve an amendment to ISTA’s current amended and restated certificate of incorporation to permit stockholders to act by written consent in lieu of a meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5. Proposal to approve an increase in the number of shares reserved for issuance pursuant to ISTA’s 2000 Stock Plan by a total of 25 million shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS ONE, TWO, THREE, FOUR, AND FIVE, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

DATE:
, 2002

SIGNATURE(S)

SIGNATURE(S)

NOTE: This proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.